UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2004

Planet Technologies, Inc.

(Formerly known as “Planet Polymer Technologies, Inc.”)
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-26804	33-0502606
(Commission File No.)	(IRS Employer Identification No.)

6835 Flanders Drive, Suite 100
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 457-4742

[ ]	Written communications pursuant to Rule 425 under the Exchange Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Acquisition of Assets from Allergy Free, LLC.

(a) On November 30, 2004, Planet completed the Asset Purchase Agreement between Allergy Free, LLC (“Allergy Free”) and Planet.

(b) Planet acquired all of the assets of Allergy Free including: (1) Inventory, wherever located, used or useable in Allergy Free’s business (the “Inventory”) consisting of inventory, merchandise, goods and other personal property that are held by or on behalf of Allergy Free for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in Allergy Free’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software; (2) Fixed and other physical assets, wherever located, used or useable in Allergy Free’s business consisting of Equipment, and fixtures (“Fixed Assets”); (3) All Patents, Copyrights and Trademarks used or useable in Allergy Free’s business, and all agreements of any nature whatsoever with respect to any of the foregoing (the “Intangible Property”), including, without limitation, the rights to all brand names; (4) All inventions, discoveries, improvements, computer software, data, skill, expertise, procedures and processes used or useable in Allergy Free’s business and owned by Allergy Free and all agreements of any nature whatsoever with respect thereto (the “Know-how”); (5) All other trade secrets and proprietary information relating to Allergy Free’s business, including customer lists, market surveys and all agreements of any nature whatsoever with respect thereto (the “Proprietary Information”); (6) All right, title and interest of Allergy Free in and to Licenses, transferable permits, exemptions, approvals, franchises and privileges relating to Allergy Free’s business to the extent transferable under Applicable Law; (7) All books, records, accounts, correspondence and other information which has been reduced to writing relating to or arising out of Allergy Free’s business, including accounting records, legal records, technical information and manuals, designs, blueprints, models, drawings, specifications, patterns and any computer record of any of the foregoing; (8) All of Allergy Free’s claims and rights under all leases, contracts, agreements, and purchase and sales orders, whether written or oral, relating in any manner to Allergy Free’s business; (9) attached to the Agreement (collectively, the “Contracts”); (10) All accounts owned or acquired by Allergy Free including, accounts receivable, notes and notes receivable, other receivables, book debts and other forms of obligations to Allergy Free and Letter of Credit Rights relating to Allergy Free’s business (“Accounts Receivable”); (11) All prepaid items, deposits, bank accounts, certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness and other similar assets relating to Allergy Free’s business; (12) All interests in partnerships, joint ventures and other business associations relating to Allergy Free’s business; (13) All rights of Allergy Free under express or implied warranties from the suppliers of Allergy Free with respect to the Assets to the extent transferable under Applicable Law; (14) All proceeds under insurance policies (excluding proceeds under insurance policies that relate to Excluded Assets or Excluded Liabilities); (15) All of Allergy Free’s claims and causes of action against others relating to Allergy Free’s business (except to the extent related to the Excluded Assets or Excluded Liabilities); and (16) All goodwill associated with Allergy Free’s business or assets, together with the right to represent to third parties that Planet is the successor to Allergy Free’s business.

(c) The assets were purchased from Allergy Free. Immediately preceding the transaction there was no material relationship between Allergy Free and Planet or any of its affiliates, or any director or officer of Planet, or any associate of any such director or officer. In connection with the Acquisition, Scott L. Glenn, the managing member of Allergy Free, was elected to the Planet Board of Directors, was named the Chairman of the Board, and was hired as President and Chief Executive Officer of Planet.

(d) In consideration for the Acquisition, Planet paid to Allergy Free the aggregate consideration as follows (1) 82,732,970 pre-split shares of Planet common stock; (2) Planet issued and delivered to Allergy Free a convertible subordinated promissory note in the principal sum of $274,300 together with interest thereon at 5.5% per annum with a maturity date of December 1, 2007; and (3) Planet will assume approximately $701,229 of Allergy Free’s liabilities as of June 30, 2004 (plus, all obligations arising under assumed contracts which arise after the closing).

(e) Not Applicable.

Establishment of a Royalty Distribution Trust.

(a) On November 29, 2004, Planet established a Royalty Distribution Trust whereby Planet’s shareholders of record as of September 30, 2004 will receive distributions of royalty payments due under certain royalty contracts collected by Planet after certain expenses are paid and reserves met.

(b) Prior to the distribution, Planet entered into certain licensing agreements with Agway, Inc. and Ryer Enterprises, LLC whereby Planet licensed its technology to the outside companies (the “Royalty Contacts”). As a part of the Royalty Contracts, Planet has the potential to receive future royalty payments. The amount of such payments is speculative and subject to a number of uncertainties. Planet and Allergy Free agreed to exclude the Royalty Contracts, and any potential payments, from the Acquisition. Instead, Planet established the Royalty Distribution Trust (“Trust”) for the benefit of Planet’s shareholders of record on September 30, 2004, and to distribute the right to receive royalty payments and cash, which Planet has already received under the Royalty Contracts, to the Trust. The sole purpose of the Trust is to collect royalties and other payments due under the Royalty Contracts and distribute any such payments to the shareholders of record of Planet as of September 30, 2004, subject to paying certain expenses and maintaining a $30,000 reserve for the payment of future expenses related to the Trust and Royalty Contracts.

(c) Certain of Planet’s directors and officers are also shareholders of record as of September 30, 2004, and therefore have an interest in the Trust.

(d) Not applicable.

(e) Not applicable.

Item 3.03. Material Modifications to Rights of Security Holders.

(a) On November 29, 2004, the Planet shareholders approved a reverse stock split (the “Reverse Split”) pursuant to which fifty shares of Common Stock, issued and outstanding and held by a single holder, shall be combined into one validly issued, fully paid and nonassessable share of Common Stock. Each stock certificate that prior to the Effective Time represented shares of Common Stock, shall following the Effective Time represent the number of shares into which the shares of the Common Stock represented by such certificate shall be combined as a result of the Reverse Split. The Corporation shall not issue fractional shares or scrip as a result of the Reverse Split, but shall round up to the nearest whole share any fractional share that would otherwise result from the Reverse Split. The effective date of the Reverse Split is December 6, 2004.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)(1) On November 30, 2004, as H. Mac Busby (“Busby”) was not reelected as an Officer of Planet. Busby did not provide a written letter of resignation. Busby resigned in accordance with the terms and conditions of the Asset Purchase Agreement. Busby shall remain a Director.

(c)(1) On November 30, 2004, Planet entered into an Employment Agreement with Scott L. Glenn (“Mr. Glenn”) wherein Mr. Glenn shall perform the duties of President and Chief Executive Officer of the Company and agrees to serve on the Board of Directors and act as the Chairman. The initial term of the Employment Agreement is three (3) years. In consideration of these duties, Planet agreed to compensate Mr. Glenn with a salary reasonable for the position and industry, as manageable within the financial restrictions of Planet. Mr. Glenn has agreed to forego salary or cash bonus until the Board of Directors determines Planet can reasonably afford to pay executive cash compensation, except for a salary of $100.00 per month. In exchange for agreeing to forego his initial cash compensation, Planet agreed to grant Mr. Glenn a non-qualified stock option under Planet’s 2000 Stock Option Plan (the “Plan”) to purchase 100,543 shares of Planet common stock (adjusted for the reverse stock split contemplated in the Asset Purchase Agreement with Allergy Free, and at an exercise price of $3.50). Thereafter the Company agrees to grant to you stock options exerciseable at the then fair market value at such times as may be required to maintain the aggregate number of stock options granted to Mr. Glenn at an amount not less than five percent (5%) of the issued and outstanding common stock of Planet (on a fully diluted basis), during the three-year term of employment. All options shall vest at the rate of 1/36th per month, subject to acceleration as provided in the Plan.

In addition to his duties as President and Chief Executive Officer of Planet, Mr. Glenn is the Managing Partner of Windamere Venture Partners and is responsible for the formation and development of a number of biotech and specialty pharmaceutical companies.

Also, on November 30, 2004, Leslie A. White (“Ms. White”) was elected Planet’s Secretary and Chief Financial Officer. Ms. White has been the Controller of Allergy Free, LLC since late 2000 and is also a member of the company. Prior to joining Allergy Free, LLC, Ms. White was Vice President and Controller of several privately held companies in the San Diego area and from1990-1994 served as the Finance Manager and Controller of Quidel Corporation, a publicly-held company. Ms. White worked for the firm of Ernst & Young and was awarded a CPA certificate in 1989. Ms. White has an MBA from San Francisco State.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) (1) The Amendment to Articles of Incorporation was signed on November 30, 2004. The effective date of the reverse stock split and the name change is December 6, 2004.

(a) (2) Description of the Provisions Changed by Amendment:

Article I of the Articles of Incorporation of this Corporation is amended and restated to read in its entirety as follows:

          The name of this corporation is “Planet Technologies, Inc.”

Article III of the Articles of Incorporation of this Corporation is amended and restated to read as follows:

          “A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 25 million shares, 20 million shares of which shall be Common Stock (the “Common Stock”) and 5 million shares of which shall be Preferred Stock (the “Preferred Stock”).

          B. Effective as of the close of business on the date of filing this Amendment to the Articles of Incorporation with the California Secretary of State (the “Effective Time”), the filing of this Amendment shall effect a reverse stock split (the “Reverse Split”) pursuant to which each fifty shares of Common Stock, issued and outstanding shall be combined into one validly issued, fully paid and nonassessable share of Common Stock. The Corporation shall not issue fractional shares or scrip as a result of the Reverse Split, but shall round up to the nearest whole share any fractional share that would otherwise result from the Reverse Split after aggregating all shares held by each share holder.

          C. Preferred Stock may be issued in one or more series. The Board of Directors is authorized to fix the number of any such series of Preferred Stock and to determine the designation of any such series, subject to (i) such shareholder approvals as may be provided for herein, and (ii) the number of shares of Preferred Stock authorized at that time by this Article III. Subject to such shareholder approvals as may be provided for herein, the Board of Directors is further authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or amendment originally fixing the number of shares of such series.”

Item 8.01. Other Events.

     On November 29, 2004 the Planet shareholders approved: (1) the Asset Purchase Agreement between Allergy Free, LLC (“Allergy Free”) and Planet whereby Planet will assume all of the assets of Allergy Free and certain of the liabilities of Allergy Free; (2) the Royalty Distribution Trust; (3) the amendment to the 200 Stock Option Plan to increase the aggregate number of shares of common stock reserved for issuance under the plan from 500,000 shares to 5,000,000 shares; (4) the reverse stock split whereby each 50 outstanding shares of Common Stock will be consolidated into 1 share of Common Stock; and (5) the company name change from “Planet Polymer Technologies, Inc.” to “Planet Technologies, Inc.”

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements required to be filed in relation to the business acquisition under that Asset Purchase Agreement described in Item 2.01 above are not filed with this report. All required Financial Statements will be filed no later than 71 days after December 6, 2004.

     (b) Pro forma financial information required to be filed in relation to the business acquisition under that Asset Purchase Agreement described in Item 2.01 above are not filed with this report. All required pro forma financial information will be filed no later than 71 days after December 6, 2004.

     (c) Exhibits

    Exhibit 3(i) – Certificate of Amendment of Articles of incorporation of Planet Polymer Technologies, Inc., dated November 30, 2004.

    Exhibit 99.1 – Press Release issued by the Company dated November 29, 2004.

    Exhibit 99.2 – Press Release issued by the Company dated December 1, 2004.

    Exhibit 99.3 – Press Release issued by the Company dated December 3, 2004.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that such statements shall be protected by the safe harbors provided for in such sections. Such statements are subject to risks and uncertainties that could cause the Company’s actual results to vary materially from those projected in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section entitled “Risk Factors,” and in “Item 6 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest Form 10-KSB filed with the S.E.C.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Planet Technologies, Inc.

Dated: December 6, 2004	By:	/s/ Scott L. Glenn Scott L. Glenn Chief Executive Officer and President